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                                                                    EXHIBIT 99.1

PROXY

                               TREMONT CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                ___________, 2003

         The undersigned hereby appoints Robert E. Musgraves, Joan H. Prusse and Mark A. Wallace, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of Tremont Corporation, a Delaware corporation ("Tremont"), to be held at the offices of Valhi, Inc., 5430 LBJ Freeway, Suite 1700, Dallas, Texas on ____________, ___________, 2003, at ____ (local time), and at any adjournment or postponement of said Special Meeting, all of the shares of Common Stock ($1.00 par value) of Tremont standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TREMONT CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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                                                                   SEE REVERSE
                                                                      SIDE
                (Continued and to be signed on the reverse side)   -----------



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[X]   Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the proposal set forth in Item 1 below.

1. The adoption and approval of the Agreement and Plan of Merger, dated as of November 4, 2002, by and among Valhi, Inc. Valhi Acquisition Corp., a wholly-owned subsidiary of Valhi, Inc., and Tremont, as amended.

                  FOR                      AGAINST                    ABSTAIN
                  [ ]                        [ ]                        [ ]


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment of postponement thereof.

Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournment or postponements thereof.



                                                --------------------------------

                                                                            2003
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                                                SIGNATURE(S)      DATE